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                                    EXHIBIT A

                         FORM OF STOCK OPTION AGREEMENT

                         California Independent Bancorp
                             1996 Stock Option Plan

                       NONQUALIFIED STOCK OPTION AGREEMENT

                  Stock Option Agreement (the "Agreement"), dated as of July 19, 1999 (the "Date of Grant") between California Independent Bancorp (the "Corporation"), and Larry Hartwig (the "Optionee"), an employee of the Corporation. This Agreement is pursuant to the terms of the Corporation's 1996 Stock Option Plan (the "Plan"). The applicable terms of the Plan are incorporated herein by reference, including the definition of terms contained in the Plan.

                       1. Stock Option Award. The Corporation grants to the Optionee, on the terms and conditions hereinafter set forth, an Option with respect to 90,000 shares of the Corporation's Common Stock (the "Option Shares"). The Option is not intended to qualify as an Incentive Stock Option under section 422 of the Code, and shall be treated as a Nonqualified Stock Option under the Plan.

         Exercise Price. The exercise price per share of the Option Shares shall be equal to the fair market value of the Common Stock as of the applicable vesting date.
         Vesting of Stock Option. Subject to Section 5 hereof, the Option Shares shall become vested and exercisable in installments based on the passage of time according to the following vesting schedule:


                             VESTING DATE                      NUMBER OF SHARES
                             ------------                      ----------------
                  July 19, 1999                               50,000
                  July 18, 2000                               20,000
                  July 18, 2001                               20,000

                  Notwithstanding the foregoing, but subject to Section 5 hereof, all Option Shares shall become fully and immediately vested and exercisable: (i) upon a determination by the Compensation Committee of the Corporation's Board of Directors (the "Committee") to grant additional options to the Optionee; (ii) upon a termination of the Optionee's employment by the Corporation made by the Optionee for "good reason" or by the Corporation without "cause" (as such terms are defined in the Optionee's Employment Agreement); or
(iii) upon the death or permanent and total disability (within the meaning of section 22(e)(3) of the Code) of the Optionee.

         Option Term. Option Shares that become exercisable pursuant to Section 3 hereof may be purchased at any time during the Option Term. For purposes hereof, the "Option Term" shall commence on the Date of Grant and shall expire on the tenth anniversary thereof, unless earlier terminated upon the Optionee's termination from service as an employee as provided in Section 5 hereof. Upon the expiration of the Option Term, any unexercised Option Shares shall be cancelled and shall be of no further force or effect.

         Termination of Service. If Optionee's service as an employee of the Corporation is terminated for any reason prior to the occurrence of any otherwise applicable vesting date or event provided in Section 3 hereof, the Optionee shall (i) forfeit his interest in any Option Shares that have not yet become vested, which shall be cancelled and be of no further force or effect, and (ii) retain the right to exercise any Option Shares that have previously become vested until the expiration of 180 days after the effective date of such termination of service or, in the event such

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termination of service is as a result of death or permanent and total disability (within the meaning of section 22(e)(3) of the Code), until the expiration of one year after the date of termination.
         Procedure for Exercise. The Option may be exercised, in whole or part (for the purchase of whole shares only), by delivery of a written notice (the "Notice"), along with payment in full of the Option Price, from the Optionee to the Secretary of the Corporation at the Corporation's principal office, which Notice shall: (i) state the number of Option Shares being exercised; (ii) state the method of payment for the Option Shares and tax withholding pursuant to
Section 7 hereof; (iii) include any representation of the Optionee required pursuant to Section 8 hereof; (iv) in the event that the Option shall be exercised by any person other than the Optionee pursuant to Section 11 hereof, include appropriate proof of the right of such person to exercise the Option; and (v) comply with such further requirements consistent with the Plan as the Committee may from time to time prescribe.
         Payment of Exercise Price and Tax Withholding. Payment of the Option Price shall be made (i) in cash or by cash equivalent, (ii) in Common Stock that has been held by the Optionee for at least 6 months, valued at the Fair Market Value of such shares on the date of exercise, (iii) by a delivery of a notice that the Optionee has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option Price (conditioned upon the payment of such net proceeds), or (iv) by a combination of the methods described above. In addition and at the time of exercise, as a condition of delivery of the Option Shares, the Optionee shall remit to the Corporation all required federal, state and local withholding tax amounts in any manner permitted for the payment of the exercise price as provided above.
         Investment Representation. Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933 relating to the Option Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Corporation that the Option Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Optionee shall provide the Corporation with such further representations and warranties as the Corporation may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws. No Option Shares shall be purchased upon the exercise of the Option unless and until the Corporation and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that a prospective Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Corporation reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

         No Rights as Stockholder or Employee.

The Optionee shall not have any privileges of a stockholder of the Corporation with respect to any Option Shares subject to (but not acquired upon valid exercise of) the Option, nor shall the Corporation have any obligation to issue any dividends or otherwise afford any rights to which shares of Common Stock are entitled with respect to any such Option Shares, until the date of the issuance to the Optionee of a stock certificate evidencing such shares.

NOTHING IN THIS AGREEMENT OR THE OPTION SHALL CONFER UPON THE OPTIONEE ANY RIGHT TO CONTINUE AS AN EMPLOYEE OF THE CORPORATION OR TO INTERFERE IN ANY WAY WITH THE RIGHT OF THE CORPORATION TO TERMINATE THE OPTIONEE'S EMPLOYMENT AT ANY TIME.

         Adjustments. If at any time while the Option is outstanding, the number of outstanding shares of

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Common Stock is changed by reason of a reorganization, recapitalization, stock split or any similar events, the number and kind of Option Shares and/or the exercise price of such shares shall be adjusted accordingly.

         Restriction on Transfer of Options. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by (i) will or by the laws of descent and distribution or (ii) to a "family member" (as defined below), provided that such transfer is made for estate planning, tax planning, donative purposes or pursuant to a domestic relations order, and no consideration (other than nominal consideration) is received by the Optionee. In the event an Optionee becomes legally incapacitated, his Option shall be exercisable by his legal guardian, committee or legal representative. If the Optionee dies, the Option shall thereafter be exercisable by the Optionee's executors or administrators. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         For purposes hereof, a "family member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

         Notices. Any notice hereunder by the Optionee shall be given to the Corporation in writing and such notice shall be deemed duly given only upon receipt thereof at the Corporation's office at 1227 Bridge Street, Suite C, Yuba City, CA 95991, or at such other address as the Corporation may designate by notice to the Optionee. Any notice hereunder by the Corporation shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Corporation.

         Construction. The construction of this Agreement is vested in the Committee, and the Committee's construction shall be final and conclusive.

         Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without giving effect to the choice of law principles thereof.

                                        CALIFORNIA INDEPENDENT BANCORP


                                        By:   _______________________________
                                              Name:
                                              Title:

                                        OPTIONEE:


                                        _____________________________________
                                        Larry D. Hartwig

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